                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              STRYKER CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                              STRYKER CORPORATION
                                 P.O. BOX 4085
                         KALAMAZOO, MICHIGAN 49003-4085

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 1999
                           -------------------------

     The Annual Meeting of Stockholders of Stryker Corporation will be held on Wednesday, April 28, 1999, at 2:00 p.m., at the Radisson Plaza Hotel at The Kalamazoo Center, Kalamazoo, Michigan, for the following purposes:

     1. To elect seven directors; and

     2. To transact such other business as may properly come before the meeting.

     All stockholders are cordially invited to attend the meeting. Only holders of record of Common Stock at the close of business on March 1, 1999 are entitled to notice of and to vote at the meeting. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy.

     A copy of the Company's 1998 Annual Report is enclosed.

                      STOCKHOLDERS ARE URGED TO COMPLETE,
                      DATE AND SIGN THE ENCLOSED PROXY AND
                     RETURN IT IN THE ACCOMPANYING ENVELOPE

                                          David J. Simpson,
                                          Secretary

March 19, 1999

                              STRYKER CORPORATION
                                 P.O. BOX 4085
                         KALAMAZOO, MICHIGAN 49003-4085
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Stryker Corporation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 28, 1999, and at all adjournments thereof. The solicitation will begin on or about March 19, 1999.

     All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR the election of the seven nominees named under "Election of Directors," unless authority to do so is withheld with respect to one or more of such nominees. A stockholder may revoke a proxy at any time prior to the voting thereof.

     Brokers holding shares of Common Stock for beneficial owners must vote those shares according to specific instructions they receive from the owners. If instructions are not received, brokers may vote those shares at their discretion. Directors will be elected by a plurality of the votes cast at the meeting. Votes that are withheld with respect to the election of directors will be excluded entirely from the calculation and will have no effect on the outcome. In addition, a proxy will be voted in the discretion of the proxyholders with respect to such other business as may properly come before the meeting.

     There were outstanding as of the close of business on March 1, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, 96,775,224 shares of Common Stock of the Company. Each share is entitled to one vote on each matter brought before the meeting.

     Any proposal that a stockholder may desire to present to the 2000 Annual Meeting must be received by the Company at the above address on or prior to November 20, 1999 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy for such meeting.

                      BENEFICIAL OWNERSHIP OF MORE THAN 5%
                        OF THE OUTSTANDING COMMON STOCK

     As used in this proxy statement, "beneficial ownership" means the sole or shared power to direct the voting and/or disposition of shares of Common Stock. In addition, a person is deemed to have beneficial ownership of any shares of Common Stock that such person has the right to acquire within 60 days.

     The following table sets forth certain information, as of December 31, 1998 unless otherwise indicated, with respect to the beneficial ownership of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                      NAME AND ADDRESS                                                 PERCENT
                    OF BENEFICIAL OWNER                         NUMBER OF SHARES       OF CLASS
                    -------------------                         ----------------       --------
Advisory Committee for the Stryker Trusts(1)................       31,572,357           32.7%
490 West South Street
Kalamazoo, Michigan 49007
W.P. Stewart & Co., Ltd.(2).................................        5,913,000            6.1%
129 Front Street
Hamilton HM12 Bermuda
FMR Corp. and related parties(3)............................        5,565,040            5.8%
82 Devonshire Street
Boston, Massachusetts 02109

-------------------------
(1) Based solely upon information as of December 31, 1998 contained in a
    Schedule 13G amendment, dated February 11, 1999, filed with the Securities and Exchange Commission. Under the terms of the trust agreement establishing certain trusts for the benefit of members of the Stryker family (the "Stryker Trusts"), an Advisory Committee, consisting of Jon L. Stryker, Patricia A. Short, Ronda E. Stryker, Gerard Thomas and Elizabeth S. Upjohn-Mason, has full voting and disposition power with respect to 22,850,100 shares of Common Stock owned by the Stryker Trusts. Ronda E. Stryker is currently a director of the Company. A majority vote of the Advisory Committee is necessary with respect to matters regarding the shares of Common Stock held in the Stryker Trusts, including voting and disposition. Members of the Advisory Committee beneficially own in the aggregate an additional 8,722,257 shares of Common Stock in their individual or other capacities as to which they have sole voting and disposition power, except for 451,220 shares as to which Mrs. Upjohn-Mason has shared voting and disposition power.

(2) Based solely upon information contained in a Schedule 13G, dated December 8, 1998, filed with the Securities and Exchange Commission. According to the
    Schedule 13G, W.P. Stewart & Co., Ltd., an investment adviser, has the sole power to make investment decisions, including voting and disposition, with respect to such shares for many unrelated clients but has no economic interest in such shares.

(3) Based solely upon information as of December 31, 1998 provided by FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail P. Johnson in a joint Schedule 13G, dated February 1, 1999, filed with the Securities and Exchange Commission. Mr. Johnson is the Chairman of FMR and the owner of 12% of the aggregate outstanding voting stock of FMR and Ms. Johnson is a director of FMR and the owner of 24.5% of the aggregate outstanding voting stock of FMR. Each of them may be deemed to be members of a controlling group with respect to FMR. Fidelity Management & Research Company, a wholly owned subsidiary of FMR ("FMRC"), is the beneficial owner of 5,461,040 shares as a result of acting as investment adviser to various investment companies (the "Fidelity Funds"). Mr. Johnson, FMR, through its control of FMRC, and the Fidelity Funds each has sole power to dispose of the 5,461,040 shares but neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees and is carried out by FMRC. Fidelity Management Trust Company, a wholly owned subsidiary of FMR ("FMTC"), is the beneficial owner of 104,000 shares as a result of its serving as investment manager of institutional accounts. Mr. Johnson and FMR, through its control of FMTC, each has sole disposition power over the 104,000 shares owned by FMTC, sole power to vote 18,500 of such shares and no power to vote 85,500 of such shares.

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the ownership of shares of Common Stock by the current directors of the Company, all of whom are standing for reelection, the Named Executives referred to under the caption "Executive Compensation" and all executive officers and directors of the Company as a group.

                                                                NUMBER OF SHARES AND
                                                                PERCENT OF CLASS OF
                                                                COMMON STOCK OF THE
                                                                   COMPANY OWNED
                                                                 BENEFICIALLY AS OF
                            NAME                                JANUARY 31, 1999(1)
                            ----                                --------------------
John W. Brown...............................................      4,712,378 (4.9%)
Howard E. Cox, Jr...........................................               195,800
Ronald A. Elenbaas..........................................               340,472
Donald M. Engelman, Ph.D....................................                54,000
Jerome H. Grossman, M.D.....................................                64,600
William T. Laube............................................               369,590
John S. Lillard.............................................               149,420
Edward B. Lipes.............................................               154,830
William U. Parfet...........................................                23,600
David J. Simpson............................................               370,010
Ronda E. Stryker............................................     25,244,320(26.1%)(2)
Executive officers and directors as a group (16 persons)....     31,837,220(32.6%)(2)

-------------------------
(1) Except for the shared beneficial ownership of 22,850,100 shares of Common Stock attributed to Ms. Stryker as a member of the Advisory Committee for the Stryker Trusts, all as more fully set forth above under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock," such persons hold sole voting and disposition power with respect to the shares shown in this column. Includes 186,000 shares for Mr. Brown, 23,600 shares for Mr. Cox, 32,000 shares for Mr. Elenbaas, 51,600 shares for Dr. Engelman, 23,600 shares for Dr. Grossman, 98,000 shares for Mr. Laube, 12,000 shares for Mr. Lillard, 92,000 shares for Mr. Lipes, 3,600 shares for Mr. Parfet, 116,000 shares for Mr. Simpson, 4,000 shares for Ms. Stryker and 753,600 shares for executive officers and directors as a group that may be acquired within 60 days after January 31, 1999 upon exercise of options. Does not include shares of Common Stock owned by the Company's Savings and Retirement Plan as to which executive officers may give voting instructions on certain non-routine matters that do not include the election of directors. Such number of shares does not exceed 3,000 in the case of any executive officer. Ownership percentages representing less than one percent of the class outstanding have been omitted.

(2) Includes the shared beneficial ownership of 22,850,100 shares of Common Stock held in the Stryker Trusts and attributed to Ms. Stryker as a member of the Advisory Committee for the Stryker Trusts, all as more fully set forth above under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock." 7,616,700 of the shares in the Stryker Trusts are held for the benefit of Ms. Stryker.

                             ELECTION OF DIRECTORS

     Seven directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. All of the nominees listed below are currently members of the Board of Directors. The nominees for directors have consented to serve if elected and the Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors. Should additional persons be nominated for election as directors, the seven persons receiving the greatest number of votes shall be elected.

     The following information respecting the nominees has been furnished by them.

              NAME, AGE, PRINCIPAL OCCUPATION                 DIRECTOR
                   AND OTHER INFORMATION                       SINCE
              -------------------------------                 --------
JOHN W. BROWN, age 64.......................................    1977
  Chairman of the Board, since January 1981, and President
  and Chief Executive Officer of the Company, since February
  1977. Also a director of Lunar Corporation, a medical
  products company, National City Corporation, a bank,
  Arthur D. Little, Inc., an international management
  consulting company, the Health Industry Manufacturers
  Association and the American Business Conference, an
  association of mid-size growth companies.
HOWARD E. COX, JR., age 55..................................    1974
  Co-Managing Partner of Greylock Capital Limited
  Partnership, since February 1987, a General Partner of
  Greylock Partners & Co., Greylock Ventures Limited
  Partnership and Greylock Investments Limited Partnership,
  venture capital limited partnerships, since January 1979,
  May 1983, and January 1985, respectively, and affiliated
  with Greylock Management Corporation, an investment
  services organization, since August 1971. Also a director
  of The Vincam Group, Inc., a professional employer
  organization.
DONALD M. ENGELMAN, PH.D., age 58...........................    1989
  Eugene Higgins Professor of Molecular Biophysics and
  Biochemistry, Yale University, since 1979, with assignment to Yale College, the Graduate School and the Medical
  School. Director of the Division of Biological Sciences,
  Yale University, since September 1998. Member, National
  Academy of Science, since April 1997.
JEROME H. GROSSMAN, M.D., age 59............................    1982
  Chairman and Chief Executive Officer of Health Quality,
  LLC, a corporation that develops and markets health
  outcomes products and services, and Chairman Emeritus of
  New England Medical Center, Inc., since 1995, and Fellow,
  Harvard University, Kennedy School of Government, since
  1996. Prior to 1995, Chairman of the Board and Chief
  Executive Officer of New England Medical Center, Inc.,
  from 1984, and President of New England Medical Center
  Hospitals from 1979 to 1984. Also Chairman, Federal
  Reserve Bank of Boston until 1997, a director of Arthur D.
  Little, Inc., an international management consulting
  company, and a trustee of Wellesley College.
JOHN S. LILLARD, age 68.....................................    1978
  Chairman of Wintrust Financial Corporation, a bank holding company, since May 1998. Prior thereto, Corporate Director and Consultant from January 1996 to April 1998 and
  Chairman-Founder of JMB Institutional Realty Corp., a
  registered real estate investment advisory firm, from
  January 1992 to December 1995, and President thereof from
  April 1979 to January 1992. Also a director of Cintas
  Corporation, a uniform rental and manufacturing
  corporation, Lake Forest Bank and Trust, a bank, and
  Wintrust Asset Management Corporation, an investment
  manager and trustee.

              NAME, AGE, PRINCIPAL OCCUPATION                 DIRECTOR
                   AND OTHER INFORMATION                       SINCE
              -------------------------------                 --------
WILLIAM U. PARFET, age 52...................................    1993
  Co-Chairman of MPI Research, a drug safety and
  pharmaceutical development company, since January 1996.
  Prior thereto, President and Chief Executive Officer of
  Richard-Allan Medical Industries, Inc., a manufacturer of
  medical products, from October 1993. Prior thereto, Vice
  Chairman of the Board of The Upjohn Company, a
  manufacturer of pharmaceutical, chemical and agricultural
  products, April 1992 to September 1993, President thereof
  from January 1991 to April 1992 and Executive Vice
  President from January 1989 to January 1991. Also a
  director of Pharmacia & Upjohn, Inc., a pharmaceutical and healthcare company, CMS Energy Corporation, a global
  utility and energy company, Sybron International Corp., a
  dental and laboratory supply company, and ClinTrials
  Research, Inc., a contract clinical research organization.
RONDA E. STRYKER, age 44....................................    1984
  Granddaughter of the founder of the Company and daughter
  of the former President of the Company. Also Vice Chairman and a director of Greenleaf Trust, a bank, a director of
  the Kalamazoo Foundation and a trustee of Kalamazoo
  College and Spelman College.

     The Board of Directors has designated from among its members an Audit Committee which has general charge of the review of the Company's financial and accounting practices and controls. It also meets with the Company's independent accountants to determine the scope of the annual audit and review the reports and recommendations of such accountants on the results of such audit. The Audit Committee, which currently consists of Mr. Parfet (Chairman), Dr. Engelman, Dr. Grossman and Mr. Lillard, met twice during 1998. The Board of Directors has also designated a Compensation Committee, which currently consists of Ms. Stryker (Chairman), Mr. Cox and Mr. Parfet, and a Stock Option Committee, which currently consists of Ms. Stryker (Chairman) and Mr. Lillard. The duties of these committees are described below under "Executive Compensation -- Report of Compensation and Stock Option Committees on Executive Compensation." The Board of Directors has not designated a nominating committee or other committee performing a similar function. Such matters are discussed by the Board as a whole.

                             DIRECTOR COMPENSATION

     The Board of Directors held eight meetings during 1998. All of the directors attended more than 75% of the total meetings of the Board and all committees of which they were members in 1998. Directors who are not employees received directors' fees of $2,750 for each Board meeting attended and a fixed annual fee of $22,500. Directors who are also members of committees of the Board received a fee of $1,500 per day for committee meetings attended if such meetings were held on the same day as a Board meeting and $2,750 per day if such meetings were held on a day on which there was not a Board meeting. During 1998, Mr. Cox, Dr. Engelman, Dr. Grossman and Mr. Parfet were each granted options under the Company's 1998 Stock Option Plan (the "Plan") to purchase 5,000 shares of the Company's Common Stock, exclusive of options that were granted and subsequently canceled upon the grant of new stock options. The Company also makes $50,000 of group life insurance available to its outside directors. In addition, Mr. Cox and Dr. Grossman consult with the Company with respect to long-range planning. Mr. Cox received $11,000 and Dr. Grossman received $13,750 for these services in 1998. Also, $81,400 was paid to Dr. Engelman in 1998 as a consultant to the Company on its bone growth project.

                             EXECUTIVE COMPENSATION

GENERAL

     Set forth below is certain summary information with respect to the compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (based on amounts reported as salary and bonus for 1998) who were serving as executive officers at December 31, 1998 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               ------------
                                                                                SHARES OF
                                                       ANNUAL COMPENSATION     COMMON STOCK     ALL OTHER
                                                       -------------------      UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR    SALARY($)    BONUS($)     OPTIONS(#)        ($)(1)
---------------------------                   ----    ---------    --------    ------------    ------------
John W. Brown.............................    1998      600,000    700,000        40,000         121,000
  Chairman of the Board, President and        1997      550,000    500,000       200,000         110,000
  Chief Executive Officer                     1996      500,000    450,000        40,000(2)       88,000
Ronald A. Elenbaas........................    1998      335,000    475,000        40,000          69,850
  Vice President;                             1997      310,000    300,000        40,000          61,050
  Group President, MedSurg                    1996      275,000    245,000        40,000(2)       48,950
William T. Laube..........................    1998      300,000    175,000        30,000          51,150
  Vice President; President,                  1997      275,000    165,000        25,000          46,750
  Stryker Pacific Limited                     1996      260,000    150,000        40,000(2)       45,100
Edward B. Lipes...........................    1998      325,000    275,000        40,000          57,750
  Vice President; Group President,            1997      300,000    200,000        40,000          55,000
  Howmedica Osteonics                         1996      275,000    200,000        40,000(2)       50,050
David J. Simpson..........................    1998      327,500    325,000        40,000          64,625
  Vice President, Chief Financial             1997      299,583    260,000        40,000          57,704
  Officer and Secretary                       1996      274,583    225,000        40,000(2)       49,454

-------------------------
(1) Represents the Company's contributions, including matching of voluntary contributions by such person, under its 401(k) plan and its supplemental deferred compensation plan.

(2) Excludes options granted on February 20, 1996 for 40,000 shares that were canceled on April 24, 1996 upon the grant of new stock options.

STOCK OPTIONS

     The following table contains information covering options to purchase shares of the Company's Common Stock granted to the Named Executives in 1998 pursuant to the Company's 1998 Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   NUMBER OF
                                   SHARES OF
                                     COMMON       PERCENT OF
                                     STOCK          TOTAL
                                   UNDERLYING      OPTIONS
                                    OPTIONS       GRANTED TO     EXERCISE
                                    GRANTED      EMPLOYEES IN     PRICE       EXPIRATION          GRANT DATE
             NAME                    (#)(1)          1998         ($/SH)         DATE        PRESENT VALUE ($)(2)
             ----                  ----------    ------------    --------     ----------     --------------------
John W. Brown..................      40,000          4.8          38.875     May 17, 2008          693,200
Ronald A. Elenbaas.............      40,000          4.8          38.875     May 17, 2008          693,200
William T. Laube...............      30,000          3.6          38.875     May 17, 2008          519,900
Edward B. Lipes................      40,000          4.8          38.875     May 17, 2008          693,200
David J. Simpson...............      40,000          4.8          38.875     May 17, 2008          693,200

-------------------------
(1) Such options were granted at 100% of fair market value on the date of grant and become exercisable as to 20% of the shares covered thereby on each of the first five anniversary dates of the date of grant.

(2) The Grant Date Present Value has been calculated using the Black-Scholes option pricing model and assumes a risk-free rate of return of 4.75%, an option term of ten years, a dividend yield of approximately 0.30% and a stock volatility of 37.6%. No adjustment was made for nontransferability or forfeitures. Such assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy. Such information, which is presented in accordance with the requirements of the Securities and Exchange Commission, is not necessarily indicative of the actual value that such options will have to the Named Executives, which will be dependent upon market prices for the Common Stock.

     The following table sets forth information with respect to option exercises during 1998 by the Named Executives and as to the unexercised options held by them at December 31, 1998.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                    NUMBER OF SHARES
                                                                       UNDERLYING           VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                                                                   FISCAL YEAR-END(#)       FISCAL YEAR-END($)(1)
                                       SHARES                    ----------------------    -----------------------
                                      ACQUIRED        VALUE
                                     ON EXERCISE    REALIZED          EXERCISABLE/              EXERCISABLE/
              NAME                       (#)         ($)(1)          UNEXERCISABLE              UNEXERCISABLE
              ----                   -----------    --------         -------------              -------------
John W. Brown....................      60,000       1,904,700       176,000/224,000          6,917,300/5,381,000
Ronald A. Elenbaas...............      52,000       1,174,630         24,000/96,000            816,500/2,295,000
William T. Laube.................      12,000         365,940         93,000/74,000          3,686,498/1,812,875
Edward B. Lipes..................      40,000       1,537,200         84,000/96,000          3,312,450/2,295,000
David J. Simpson.................          --              --        108,000/96,000          4,339,470/2,295,000

-------------------------
(1) Calculated by determining the difference between the exercise price and the closing price of the Company's Common Stock as reported by The New York Stock Exchange-Composite Transactions for the exercise date or December 31, 1998, as the case may be.

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION

     There are three basic elements in the Company's executive compensation program -- base salary, bonus and stock options. The Compensation Committee, which reviews executive compensation on an annual basis and is responsible for determinations regarding base salary and bonuses, formally met in December 1997 and January 1999 and held informal discussions on several occasions during 1998. The members of the Compensation Committee, each of whom is an independent outside director, are Ms. Stryker (Chairman), Mr. Cox and Mr. Parfet. Stock option awards are made by the Stock Option Committee, the members of which are Ms. Stryker (Chairman) and Mr. Lillard.

     The salaries of the Company's executive officers for 1998 were determined at the meeting of the Compensation Committee held in December 1997. Prior to such meeting, the members of the Committee were provided with broad-based survey reports on executive compensation prepared by the Health Industry Management Association and The Conference Board that provided compensation information for companies in the health care industry and U.S. corporations generally. While information concerning the compensation of most of the companies included in the Standard & Poor's Health Care (Medical Products and Supplies) 500 Index (see "Performance Graph," below) was included in at least one of such reports, the particular reports were selected for the general information contained therein. The Chief Executive Officer reviewed the overall performance of each of the other executive officers during the year with the Committee at its December meeting. Based on a subjective evaluation of such performance and the Company's overall performance during the prior year and, in the case of division officers, that of the respective divisions, as well as general consideration of the information contained in the survey reports reviewed, the base salaries of the Company's executive officers, including Mr. Brown, were established by the Committee.

     A substantial portion of annual compensation of each of the Named Executives consists of the bonus element. In determining the amount of the bonus to be paid to each Named Executive, the Compensation Committee initially reviews the results of mathematical computations in which actual performance of the Company, in the case of Mr. Brown (the Chief Executive Officer) and Mr. Simpson (the Chief Financial Officer), whose responsibilities are at the corporate level, and of the operations for which such person had direct management responsibility, in the case of the other three Named Executives, is compared to goals and objectives established at the beginning of the year and a percentage so determined is applied to the dollar bonus potential established for each person at the beginning of the year. The bonus potential is established in the same general manner as salaries, with the view that, if the full potential is attained, the Named Executive's total cash compensation should be in the upper end of the range for companies of a comparable size. The primary element in such calculation for the Named Executives other than Mr. Brown in 1998, accounting for approximately 60% to 75%, was earnings growth. The other factors related to sales and order growth, asset management (accounts receivable and inventory) and cash flow in the case of Mr. Elenbaas, Mr. Laube and Mr. Lipes, and cash flow, tax management and expense control in the case of Mr. Simpson. In Mr. Brown's case, a number of performance targets were considered, including growth in sales and earnings and asset management, cash flow, tax management and expense control on a Company-wide basis as well as specific performance objectives for certain operations. The final determination of the actual bonuses paid to the Named Executives included a subjective evaluation of individual performance in light of the competitive environment in the operations for which they have responsibility and other challenges faced by such persons and achievements by them during the year.

     The Company has had stock option plans in effect since it became a publicly-held company in 1979. The purpose of these plans has been to provide executive officers and other employees with a personal and financial interest in the success of the Company through stock ownership, thereby aligning the long-range interests of such persons with those of stockholders by providing them with the opportunity to build a meaningful stake in the Company. Historically, stock options have had significant value to optionees, reflecting the appreciation in the market value of the Common Stock. The determination with respect to the number of options to be granted to any particular executive officer is subjective in nature and no specific performance measures or factors are applied. The number and status of options previously granted to an individual are not accorded significant weight in the determination. Current option grants are intended to encourage performance that will result in continued appreciation. Outstanding option grants, all of which have a ten-year term, become exercisable as to 20% on the first anniversary of the date of grant and as to an additional 20% on each successive anniversary. Accordingly, to realize the full value thereof, an executive officer must remain in the Company's employ for five years from the date of grant. Management of the Company believes that the stock option plans have been helpful in attracting and retaining skilled executive personnel.

     Section 162(m) of the Internal Revenue Code limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other Named Executive to $1 million. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. The 1998 Plan limits the number of options that may be granted to any employee or director in any calendar year to 500,000, thereby ensuring that gain recognized on the exercise of options will be treated as performance-based compensation. It is the Committee's intent that executive compensation generally be deductible. However, the Committee will authorize compensation that is not entirely deductible when doing so is consistent with its other compensation objectives and overall compensation philosophy.

     Compensation Committee                    Stock Option Committee
         Ronda E. Stryker, Chairman               Ronda E. Stryker, Chairman
         Howard E. Cox, Jr.                       John S. Lillard
         William U. Parfet

PERFORMANCE GRAPH

     Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of the Company, the Standard & Poor's MidCap 400 Index and the Standard & Poor's Health Care (Medical Products and Supplies) 500 Index. The graph assumes $100 invested on December 31, 1993 in the Company's Common Stock and each of the indices.
INDEXED RETURNS PERFORMANCE GRAPH

                                   '1993'            '1994'            '1995'            '1996'            '1997'
                                   ------            ------            ------            ------            ------
Stryker Corporation                100.00            130.37            186.56            213.04            266.41
S&P MidCap 400 Index               100.00             96.42            126.25            150.49            199.03
S&P Health Care 500 Index          100.00            118.58            200.42            230.03            286.78

                                   '1998'
                                   ------
Stryker Corporation                394.67
S&P MidCap 400 Index               237.05
S&P Health Care 500 Index          413.36

--------------------------------------------------------------------------------------------------------------
                                          1993        1994        1995        1996        1997        1998
--------------------------------------------------------------------------------------------------------------
 Stryker Corporation                     $100.00     $130.37     $186.56     $213.04     $266.41     $394.67
--------------------------------------------------------------------------------------------------------------
 S&P MidCap 400 Index                    $100.00     $ 96.42     $126.25     $150.49     $199.03     $237.05
--------------------------------------------------------------------------------------------------------------
 S&P Health Care 500 Index               $100.00     $118.58     $200.42     $230.03     $286.78     $413.36
--------------------------------------------------------------------------------------------------------------

                                 MISCELLANEOUS

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP, independent accountants, to audit the accounts of the Company and its subsidiaries for the year 1999. Ernst & Young LLP has acted in this capacity for many years. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

OTHER ACTION

     The management has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. If any additional matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

EXPENSES OF SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of the stock held of record by such person.

                                          By Order of the Board of Directors

                                          David J. Simpson,
                                          Secretary

March 19, 1999

                                                                            5869

[X] Please mark your
    votes as in this
    example.

     EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED.  UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR
     ALL NOMINEES NAMED IN ITEM 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS REFERRED TO IN
     ITEM 2.
------------------------------------------------------------------------------------------------------------------------------------
                                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES:
------------------------------------------------------------------------------------------------------------------------------------
                    FOR       WITHHELD       Withhold authority      2. In their discretion, the Proxies are authorized to vote in
1. Election of     [   ]       [   ]         to vote for all            accordance with their own judgment upon such other matters
   directors                                 nominees.                  as may properly come before the meeting.
   (See reverse).
FOR all nominees: (except those whose names
 are listed below):


---------------------------------------



                                                                                     CHANGE OF ADDRESS/       [     ]
                                                                                     COMMENTS ON REVERSE SIDE

------------------------------------------------------------------------------------------------------------------------------------




                                                        (Please mark, date and sign as your name appears hereon and return in the enclosed, postage paid envelope.  If acting as executor or administrator, trustee, guardian, etc., you should so indicate when signing.
                                                        If the signer is a corporation, please sign the full corporate name, by duly authorized officer.  If shares are held jointly, each stockholder named should sign.)


                                                        ----------------------------------------------------------------------------
                                                                                                                                1999
                                                        ----------------------------------------------------------------------------
                                                        SIGNATURE(S)                                               DATE
------------------------------------------------------------------------------------------------------------------------------------
                                             FOLD AND DETACH HERE


P                             STRYKER CORPORATION
R                P.O. BOX 4085, KALAMAZOO, MICHIGAN 49003-4085
O                        ANNUAL MEETING OF STOCKHOLDERS
X                                APRIL 28, 1999
Y
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              STRYKER CORPORATION

The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 19, 1999, hereby appoints John S. Lillard and Ronda E. Stryker, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated below, all shares of Common Stock of Stryker Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 1999, and at all adjournments thereof, as set forth on the reverse side hereof.

  ELECTION OF DIRECTORS, NOMINEES:                 COMMENTS: (change of address)
  John W. Brown, Howard E. Cox, Jr., Donald M.
  Engelman, Ph.D., Jerome H. Grossman, M.D.,       -----------------------------
  John S. Lillard, William U. Parfet, Ronda E.     -----------------------------
  Stryker.                                         -----------------------------
                                                   -----------------------------
                                                   (If you have written in the
                                                   above space, please mark the
                                                   corresponding box on the
                                                   reverse side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOXES, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                 [SEE REVERSE
                                                                      SIDE]

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE